MICHAEL T. STUDER CPA P.C.
                            18 EAST SUNRISE HIGHWAY
                              FREEPOINT, NY  11520
                             PHONE:  (516) 378-1000
                              FAX:  (516) 546-6220


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Royal Blue Exploration, Inc.

I consent to the use in the Registration Statement on Form SB-2 of my report dated December 22, 2006 included therein relating to the financial statements of Royal Blue Exploration, Inc. for the period March 15, 2006 (inception) to September 30, 2006. I also consent to the reference to the firm under the heading "Interests of Named Experts and Counsel" in the Registration statement.




                                                        /s/ Michael T. Studer
Freeport, New York      				---------------------
February 9, 2007          				Michel T. Studer CPA P.C.